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                                                                    EXHIBIT 77H

N-SAR ITEM 77H: CHANGES IN CONTROL OF REGISTRANT

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

COLUMBIA ACORN EMERGING MARKETS FUND
AS OF JUNE 30, 2013

Name of Person                 Ownership % of Series
--------------                 ---------------------
Raymond James                  31.02%

AS OF JAN 1, 2013

Name of Person                 Ownership % of Series
--------------                 ---------------------

CHANGES IN CONTROL PERSONS

                                                Date/Description of
                                                Transaction(s) Became a, or
Name of Person            Ownership % of Series Ceased to be, Control Person
--------------            --------------------- ----------------------------

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N-SAR ITEM 77H: CHANGES IN CONTROL OF REGISTRANT

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

COLUMBIA ACORN EUROPEAN FUND
AS OF JUNE 30, 2013

Name of Person                 Ownership % of Series
--------------                 ---------------------
Pershing LLC                   31.70%

AS OF JAN 1, 2013

Name of Person                 Ownership % of Series
--------------                 ---------------------

CHANGES IN CONTROL PERSONS

                                                Date/Description of
                                                Transaction(s) Became a, or
Name of Person            Ownership % of Series Ceased to be, Control Person
--------------            --------------------- ----------------------------